Exhibit 99.1

VISHAY REPORTS RESULTS FOR FOURTH QUARTER AND YEAR 2015

•	Revenues for Q4 2015 of $556 million and for year 2015 of $2,300 million
•	Operating Margin Q4 of 5.4% and year 2015 of 4.3%
•	Adjusted Operating Margin Q4 of 7.2% and year 2015 of 7.8%
•	EPS Q4 of $(0.93) and year 2015 of $(0.73)
•	Adjusted EPS Q4 of $0.14 and year 2015 of $0.72
•	Intend to repatriate $300 million of foreign earnings to US over next several years, and recorded tax charges associated with this intention
•	Guidance for Q1 2016 for revenues of $540 - $580 million and gross margins of 22% - 24%

MALVERN, PENNSYLVANIA – February 9, 2016 – Vishay Intertechnology, Inc. (NYSE: VSH), one of the world's largest manufacturers of discrete semiconductors and passive components, today announced its results for the year and fiscal quarter ended December 31, 2015.

Revenues for the year ended December 31, 2015 were $2,300.5 million, compared to $2,493.3 million for the year ended December 31, 2014.  The net loss attributable to Vishay stockholders for the year ended December 31, 2015, which includes certain tax charges described below, was $108.5 million, or $0.73 per share, compared to net earnings attributable to Vishay stockholders of $117.6 million, or $0.77 per diluted share for the year ended December 31, 2014.

Revenues for the fiscal quarter ended December 31, 2015 were $555.9 million, compared to $610.8 million for the fiscal quarter ended December 31, 2014.  The net loss attributable to Vishay stockholders for the fiscal quarter ended December 31, 2015, which includes certain tax charges described below, was $137.8 million, or $0.93 per share, compared to net earnings attributable to Vishay stockholders of $29.2 million, or $0.19 per diluted share for the fiscal quarter ended December 31, 2014.

Income tax expense for the fiscal quarter and year ended December 31, 2015 includes certain charges totaling $152.4 million, primarily to record the effect of planned repatriation of foreign earnings to the United States, following an evaluation of the Company's anticipated domestic cash needs over the next several years and the Company's most efficient use of liquidity.  All periods presented include other items affecting comparability. These items are summarized on the attached reconciliation schedule.  Adjusted earnings per diluted share, which exclude these items net of tax and the unusual tax items, were $0.14 and $0.72 for the fiscal quarter and year ended December 31, 2015, respectively, and $0.19 and $0.92 for the fiscal quarter and year ended December 31, 2014, respectively.

The amounts expected to be repatriated over the next several years were previously deemed to be "permanently reinvested" and the change in assertion in 2015 required the Company to record the large tax charge.  The actual cash taxes to be paid are expected to be significantly less when considering available net operating losses and other tax attributes.  We anticipate the effective cash tax cost of the repatriation will be approximately 15%, which could vary significantly depending on the timing of repatriations over the next several years.

Commenting on the results for the fourth quarter 2015, Dr. Gerald Paul, President and Chief Executive Officer, stated, "Revenues for the quarter came in close to expectations. Margins benefitted from belt tightening. Excluding exchange rate effects, revenues were virtually on the same level as in the previous quarter and down 5% compared to the fourth quarter 2014."

Dr. Paul stated, commenting on the results for the year 2015, "Excluding the effect of exchange rates and acquisitions, revenues decreased by 4% compared to the previous year. In 2015 we were again able to offset the impact of inflation and price decline on the contributive margin. We also were able to compensate the effect of inflation on our fixed costs by cost reduction. We initiated another Company wide restructuring program and implemented various programs for improving efficiencies in manufacturing according to plan, in particular at the MOSFETs division. While controlling our overall sales costs, we further increased our technical sales force in China."

Dr. Paul continued, "We continue to focus on shareholder value. By repatriating $300 million of foreign earnings over the next several years for anticipated cash taxes of approximately 15%, we improve our ability and flexibility to pay dividends, to buy back stock and to pursue US acquisitions."

Commenting on the outlook Dr. Paul stated, "For the first quarter, we guide for revenues of $540 to $580 million and gross margins of 22% to 24% at constant exchange rates."

A conference call to discuss Vishay's fourth quarter and year-ending financial results is scheduled for Tuesday, February 9, 2016 at 9:00 a.m. ET. The dial-in number for the conference call is 877-589-6174 (+1 706-643-1406 if calling from outside the United States or Canada) and the conference ID is 19321651.

There will be a replay of the conference call from 12:00 p.m. ET on Tuesday, February 9, 2016 through 11:59 p.m. ET on Tuesday, February 16, 2016. The telephone number for the replay is 800-585-8367 (+1 855-859-2056 or 404-537-3406 if calling from outside the United States or Canada) and the access code is 19321651.

A live audio webcast of the conference call and a PDF copy of the press release and the quarterly presentation can be accessed directly from the Investor Relations section of the Vishay website at http://ir.vishay.com.

About Vishay
Vishay Intertechnology, Inc., a Fortune 1000 Company listed on the NYSE (VSH), is one of the world's largest manufacturers of discrete semiconductors (diodes, MOSFETs, and infrared optoelectronics) and passive electronic components (resistors, inductors, and capacitors). These components are used in virtually all types of electronic devices and equipment, in the industrial, computing, automotive, consumer, telecommunications, military, aerospace, power supplies, and medical markets. Vishay's product innovations, successful acquisition strategy, and "one-stop shop" service have made it a global industry leader. Vishay can be found on the Internet at www.vishay.com.

This press release includes certain financial measures which are not recognized in accordance with U.S. generally accepted accounting principles ("GAAP"), including adjusted net earnings; adjusted earnings per share; earnings before interest, taxes, depreciation and amortization ("EBITDA"); adjusted EBITDA; and adjusted EBITDA margin; which are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. These non-GAAP measures supplement our GAAP measures of performance or liquidity and should not be viewed as an alternative to GAAP measures of performance or liquidity. Non-GAAP measures such as adjusted net earnings, adjusted earnings per share, EBITDA, adjusted EBITDA, and adjusted EBITDA margin do not have uniform definitions. These measures, as calculated by Vishay, may not be comparable to similarly titled measures used by other companies. Management believes that such measures are meaningful to investors because they provide insight with respect to intrinsic operating results of the Company. Although the term "EBITDA" is not defined in GAAP, the measure is derived using various line items measured in accordance with GAAP. Reconciling items to arrive at adjusted net earnings represent significant charges or credits that are important to understanding the Company's intrinsic operations. Reconciling items to calculate adjusted EBITDA represent those same items used in computing adjusted net earnings, as relevant. Furthermore, the presented calculation of adjusted EBITDA is substantially similar to, but not identical to, a measure used in the calculation of financial ratios required for covenant compliance under Vishay's revolving credit facility. These reconciling items are indicated on the accompanying reconciliation schedules and are more fully described in the Company's financial statements presented in its annual report on Form 10-K and its quarterly reports presented on Forms 10-Q.

Statements contained herein that relate to the Company's future performance, including statements with respect to forecasted revenues, margins, cash generation, repatriation of foreign earnings, expected uses of cash and effective cash tax cost, cost reduction programs and their financial impact, and the performance of the economy in general, are forward-looking statements within the safe harbor provisions of Private Securities Litigation Reform Act of 1995. Words such as "believe," "estimate," "will be," "will," "would," "expect," "anticipate," "plan," "project," "intend," "could," "should," or other similar words or expressions often identify forward-looking statements. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance, or achievements may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions; delays or difficulties in implementing our cost reduction strategies; changes in foreign currency exchange rates; uncertainty related to the effects of changes in foreign currency exchange rates; competition and technological changes in our industries; difficulties in new product development; difficulties in identifying suitable acquisition candidates, consummating a transaction on terms which we consider acceptable, and integration and performance of acquired businesses; changes in applicable domestic and foreign tax regulations and uncertainty regarding the same; and other factors affecting our operations that are set forth in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(In thousands, except per share amounts)

	Years ended
	December 31, 2015	December 31, 2014
	(unaudited)

Net revenues	$2,300,488	2,493,282
Costs of products sold	1,758,268	1,881,990
Gross profit	542,220	611,292
Gross margin	23.6%	24.5%

Selling, general, and administrative expenses	362,226	385,696
Restructuring and severance costs	19,215	20,897
Impairment of goodwill and long-lived assets	62,980	-
U.S. pension settlement charges	-	15,588
Operating income	97,799	189,111
Operating margin	4.3%	7.6%

Other income (expense):
Interest expense	(25,685)	(24,457)
Other	7,976	2,489
Loss related to Tianjin explosion	(5,350)	-
Total other income (expense) - net	(23,059)	(21,968)

Income before taxes	74,740	167,143

Income taxes	182,473	49,300

Net earnings (loss)	(107,733)	117,843

Less: net earnings attributable to noncontrolling interests	781	214

Net earnings (loss) attributable to Vishay stockholders	$(108,514)	$117,629

Basic earnings (loss) per share attributable to Vishay stockholders	$(0.73)	$0.80

Diluted earnings (loss) per share attributable to Vishay stockholders	$(0.73)	$0.77

Weighted average shares outstanding - basic	147,700	147,567

Weighted average shares outstanding - diluted	147,700	153,716

Cash dividends per share	$0.24	$0.24

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Fiscal quarters ended
	December 31, 2015	October 3, 2015	December 31, 2014

Net revenues	$555,928	$560,654	$610,764
Costs of products sold	430,372	430,510	467,240
Gross profit	125,556	130,144	143,524
Gross margin	22.6%	23.2%	23.5%

Selling, general, and administrative expenses	85,509	88,995	98,396
Restructuring and severance costs	9,821	2,324	1,971
Impairment of goodwill and long-lived assets	-	62,980	-
Operating income (loss)	30,226	(24,155)	43,157
Operating margin	5.4%	-4.3%	7.1%

Other income (expense):
Interest expense	(5,911)	(6,677)	(6,489)
Other	116	3,240	1,443
Loss related to Tianjin explosion	-	(5,350)	-
Total other income (expense) - net	(5,795)	(8,787)	(5,046)

Income (loss) before taxes	24,431	(32,942)	38,111

Income taxes	162,057	(5,392)	9,041

Net earnings (loss)	(137,626)	(27,550)	29,070

Less: net earnings (loss) attributable to noncontrolling interests	189	116	(136)

Net earnings (loss) attributable to Vishay stockholders	$(137,815)	$(27,666)	$29,206

Basic earnings (loss) per share attributable to Vishay stockholders	$(0.93)	$(0.19)	$0.20

Diluted earnings (loss) per share attributable to Vishay stockholders	$(0.93)	$(0.19)	$0.19

Weighted average shares outstanding - basic	147,702	147,701	147,572

Weighted average shares outstanding - diluted	147,702	147,701	152,440

Cash dividends per share	$0.06	$0.06	$0.06

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets
(In thousands)

	December 31, 2015	December 31, 2014
	(unaudited)	(recast - see note)
Assets
Current assets:
Cash and cash equivalents	$475,507	$592,172
Short-term investments	619,040	514,776
Accounts receivable, net	272,559	271,554
Inventories:
Finished goods	108,869	113,361
Work in process	201,045	185,769
Raw materials	110,657	125,464
Total inventories	420,571	424,594

Prepaid expenses and other current assets	99,815	105,539
Total current assets	1,887,492	1,908,635

Property and equipment, at cost:
Land	89,593	91,844
Buildings and improvements	562,171	560,926
Machinery and equipment	2,380,299	2,368,046
Construction in progress	79,910	82,684
Allowance for depreciation	(2,246,677)	(2,205,405)
	865,296	898,095

Goodwill	138,244	144,359

Other intangible assets, net	103,258	186,613

Other assets	158,696	136,449
Total assets	$3,152,986	$3,274,151

Note: The Company restrospectively adopted two new accounting standards during 2015. The balance sheet at December 31, 2014 has been recast to also present deferred taxes as non-current assets and liabilities and unamortized debt issuance costs as an offset to long-term debt. The new accounting standards had no impact on the Statements of Operations and Cash Flows.

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets (continued)
(In thousands)

	December 31, 2015	December 31, 2014
	(unaudited)	(recast - see note)
Liabilities and stockholders' equity
Current liabilities:
Notes payable to banks	$4	$18
Trade accounts payable	157,210	174,451
Payroll and related expenses	113,976	120,023
Other accrued expenses	164,336	137,576
Income taxes	22,198	14,881
Total current liabilities	457,724	446,949

Long-term debt less current portion	436,738	444,055
Deferred income taxes	305,413	174,935
Other liabilities	60,450	76,811
Accrued pension and other postretirement costs	264,618	300,524
Total liabilities	1,524,943	1,443,274

Equity:
Vishay stockholders' equity
Common stock	13,546	13,532
Class B convertible common stock	1,213	1,213
Capital in excess of par value	2,058,492	2,055,246
Retained earnings (accumulated deficit)	(319,448)	(175,485)
Accumulated other comprehensive income (loss)	(131,327)	(69,140)
Total Vishay stockholders' equity	1,622,476	1,825,366
Noncontrolling interests	5,567	5,511
Total equity	1,628,043	1,830,877
Total liabilities and equity	$3,152,986	$3,274,151

Note: The Company restrospectively adopted two new accounting standards during 2015. The balance sheet at December 31, 2014 has been recast to also present deferred taxes as non-current assets and liabilities and unamortized debt issuance costs as an offset to long-term debt. The new accounting standards had no impact on the Statements of Operations and Cash Flows.

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Statements of Cash Flows
(In thousands)
	Years ended
	December 31, 2015	December 31, 2014
	(unaudited)
Operating activities
Net earnings (loss)	$(107,733)	$117,843
Adjustments to reconcile net earnings (loss) to
net cash provided by operating activities:
Depreciation and amortization	176,169	179,455
(Gain) loss on disposal of property and equipment	(86)	(195)
Accretion of interest on convertible debentures	4,264	3,943
Inventory write-offs for obsolescence	21,384	21,394
Impairment of goodwill and long-lived assets	62,980	-
U.S. pension settlement charges	-	15,588
Deferred income taxes	118,447	15,663
Other	(2,845)	(18,414)
Changes in operating assets and liabilities,
net of effects of businesses acquired	(27,249)	(38,240)
Net cash provided by operating activities	245,331	297,037

Investing activities
Purchase of property and equipment	(147,142)	(156,974)
Proceeds from sale of property and equipment	2,049	2,889
Purchase and deposits for businesses, net of cash acquired	(6,750)	(197,986)
Purchase of short-term investments	(486,949)	(495,762)
Maturity of short-term investments	345,397	485,306
Sale of short-term investments	503	13,658
Sale of other investments	400	-
Other investing activities	(4,884)	617
Net cash provided by (used in) investing activities	(297,376)	(348,252)

Financing activities
Debt issuance costs	(3,693)	-
Principal payments on long-term debt and capital lease obligations	-	(11)
Net proceeds (payments) on revolving credit lines	(10,000)	86,000
Net changes in short-term borrowings	(14)	16
Dividends paid to common stockholders	(32,506)	(32,477)
Dividends paid to Class B common stockholders	(2,911)	(2,911)
Excess tax benefit from RSUs vested	21	-
Proceeds from stock options exercised	-	50
Distributions to noncontrolling interests	(725)	(547)
Acquisition of noncontrolling interests in Capella	-	(21,067)
Other financing activities	-	(1,324)
Net cash provided by (used in) financing activities	(49,828)	27,729
Effect of exchange rate changes on cash and cash equivalents	(14,792)	(24,690)

Net increase (decrease) in cash and cash equivalents	(116,665)	(48,176)

Cash and cash equivalents at beginning of period	592,172	640,348
Cash and cash equivalents at end of period	$475,507	592,172

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Adjusted Earnings Per Share
(Unaudited - In thousands, except per share amounts)
	Fiscal quarters ended			Years ended
	December 31, 2015	October 3, 2015	December 31, 2014	December 31, 2015	December 31, 2014

GAAP net earnings (loss) attributable to Vishay stockholders	$(137,815)	$(27,666)	$29,206	$(108,514)	$117,629

Reconciling items affecting operating margin:
Restructuring and severance costs	$9,821	$2,324	$1,971	$19,215	$20,897
Impairment of goodwill and long-lived assets	-	62,980	-	62,980	-
U.S. pension settlement charges	-	-	-	-	15,588

Reconciling items other income (expense):
Loss related to Tianjin explosion	$-	$5,350	$-	$5,350	$-

Reconciling items affecting tax expense (benefit):
Tax effects of items above and other one-time tax expense (benefit)	$149,296	$(16,831)	$(1,991)	$129,969	$(12,846)

Adjusted net earnings	$21,302	$26,157	$29,186	$109,000	$141,268

Adjusted weighted average diluted shares outstanding	150,497	150,455	152,440	151,329	153,716

Adjusted earnings per diluted share*	$0.14	$0.17	$0.19	$0.72	$0.92

* Includes add-back of interest on exchangeable notes in periods where the notes are dilutive.

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of EBITDA and Adjusted EBITDA
(Unaudited - In thousands)
	Fiscal quarters ended			Years ended
	December 31, 2015	October 3, 2015	December 31, 2014	December 31, 2015	December 31, 2014

GAAP net earnings (loss) attributable to Vishay stockholders	$(137,815)	$(27,666)	$29,206	$(108,514)	$117,629
Net earnings attributable to noncontrolling interests	189	116	(136)	781	214
Net earnings (loss)	$(137,626)	$(27,550)	$29,070	$(107,733)	$117,843

Interest expense	$5,911	$6,677	$6,489	$25,685	$24,457
Interest income	(1,057)	(1,115)	(1,283)	(4,397)	(4,939)
Income taxes	162,057	(5,392)	9,041	182,473	49,300
Depreciation and amortization	41,888	44,096	47,111	176,169	179,455
EBITDA	$71,173	$16,716	$90,428	$272,197	$366,116

Reconciling items
Restructuring and severance costs	$9,821	$2,324	$1,971	19,215	20,897
Impairment of goodwill and long-lived assets	-	62,980	-	62,980	-
U.S. pension settlement charges	-	-	-	-	15,588
Loss related to Tianjin explosion	-	5,350	-	5,350	-

Adjusted EBITDA	$80,994	$87,370	$92,399	$359,742	$402,601

Adjusted EBITDA margin**	14.6%	15.6%	15.1%	15.6%	16.1%

** Adjusted EBITDA as a percentage of net revenues

Source: Vishay Intertechnology, Inc.
Contact:
Vishay Intertechnology, Inc.
Peter Henrici
Senior Vice President, Corporate Communications
+1-610-644-1300